CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Service Providers", "Other Service Providers", "Experts" and "Appendix K- Financial Highlights" and to the use of our report on AllianceBernstein Global Technology Fund, Inc., dated September 19, 2007, for the year ended July 31, 2007 which is incorporated by reference in the Prospectus in this Registration Statement (Form N-14 No.811-03131) of AllianceBernstein Global Technology Fund, Inc.(to be known as AllianceBerstein Global Thematic Growth Fund, Inc. effective October 31, 2008).




                                                           ERNST & YOUNG LLP



New York, New York
August 20, 2008